Exhibit 99.1

Investor Contact

Ken Diptee

Executive Director, Investor Relations

DineEquity, Inc.

818-637-3632

Media Contact

Patrick Lenow

Vice President, Communications

DineEquity, Inc.

818-637-3122

DineEquity, Inc. Reports First Quarter Fiscal 2017 Results

First Quarter 2017 Summary

➣	GAAP EPS of $0.79

➣	Adjusted EPS (Non-GAAP) of $1.22

➣	Domestic system-wide comparable same-restaurant sales declined 1.7% for IHOP and declined 7.9% for Applebee’s

➣	Generated cash from operating activities of approximately $19.5 million and adjusted free cash flow (Non-GAAP) of approximately $19.2 million

GLENDALE, Calif., May 2, 2017 — DineEquity, Inc. (NYSE: DIN), the parent company of Applebee’s Neighborhood Grill & Bar® and IHOP® restaurants, today announced financial results for the first quarter of fiscal 2017.

“The stabilization work on the Applebee’s business is ongoing. We have made strategic changes to our organizational structure to start developing talent through more brand-specific expertise. We are also continuing to leverage and build stronger collaborative working relationships with franchisees. We recently announced the appointment of John Cywinski, a highly-regarded industry veteran, as President of Applebee’s. Additionally, we recently selected a new advertising agency of record to develop campaigns that will resonate with Applebee’s guests on a national scale. Further, we are developing new culinary initiatives to enhance brand relevance,” said Richard J. Dahl, Chairman and interim Chief Executive Officer of DineEquity, Inc.

Mr. Dahl added, “I am very confident in the several strategies underway at IHOP to drive sales and traffic as well as improve the guest experience through restaurant remodels and expansion of our off-premise business. Importantly, we have taken action to further empower Applebee’s, IHOP and the International division by redirecting team members and resources formerly provided by DineEquity to these operating units.”

DineEquity, Inc.

First Quarter of Fiscal 2017 Financial Highlights

•	GAAP net income available to common stockholders was $14.1 million for the first quarter of 2017, or earnings per diluted share of $0.79. This compares to net income available to common stockholders of $25.2 million, or earnings per diluted share of $1.37, for the first quarter of 2016. GAAP net income for the first quarter of 2017 declined compared to the same period of 2016 mainly due to an increase in general and administrative expenses, as explained below, and a decrease in gross profit, primarily due to the decline in Applebee’s system-wide comparable same-restaurant sales and an increase in reserves pertaining to the collectability of Applebee’s franchisee royalties. These items were partially offset by lower income tax expense. The impact of lower net income on earnings per diluted share was partially mitigated by fewer weighted average diluted shares outstanding. Our effective tax rate for the first quarter of 2017 increased to 40.7% from 37.9% for the same quarter of 2016 due to the adoption of new accounting guidance that addressed accounting for certain aspects of share-based payments.

•	Adjusted net income available to common stockholders was $21.6 million, or adjusted earnings per diluted share of $1.22, for the first quarter of 2017. This compares to $29.1 million, or adjusted earnings per diluted share of $1.58, for the same period of 2016. The decreases in adjusted net income and earnings per diluted share were mainly due to a decline in gross profit, as explained in the preceding paragraph, and an increase in general and administrative expenses due to the Applebee’s stabilization initiatives. These items were partially offset by lower income taxes. The impact of lower adjusted net income on adjusted earnings per diluted share was partially mitigated by fewer weighted average diluted shares outstanding. (See “Non-GAAP Financial Measures” below.)

•	General and administrative expenses were $50.3 million for the first quarter of 2017. This compares to approximately $39.4 million for the same period of 2016. The increase was due to approximately $9 million of non-recurring cash severance and equity compensation charges incurred in the first quarter of 2017 related to the separation of our previous chief executive officer, as well as approximately $3 million for investments in Applebee’s stabilization initiatives. These stabilization initiatives will total approximately $10 million for fiscal 2017. We expect that a substantial amount of the stabilization expenses will not recur in fiscal 2018.

Same-Restaurant Sales Performance

First Quarter of Fiscal 2017

•	IHOP’s domestic system-wide comparable same restaurant sales declined 1.7% for the first quarter of 2017.

•	Applebee’s domestic system-wide comparable same-restaurant sales declined 7.9% for the first quarter of 2017.

Financial Performance Guidance for Fiscal 2017

DineEquity reiterates its financial performance guidance for fiscal 2017 contained in the press release issued on March 1, 2017. The projections for fiscal 2017 are based on management’s expectations as of March 1, 2017.

DineEquity, Inc.

Investor Conference Call Today

DineEquity will host a conference call to discuss its results on the same day at 8:00 a.m. Pacific Time. To participate on the call, please dial (888) 771-4371 and reference passcode 44695881. International callers, please dial (847) 585-4405 and reference passcode 44695881. A live webcast of the call will be available on DineEquity’s website at www.dineequity.com and may be accessed by visiting Events and Presentations under the site’s Investors section. Participants should allow approximately ten minutes prior to the call’s start time to visit the site and download any streaming media software needed to listen to the webcast. A telephonic replay of the call may be accessed from 10:30 a.m. Pacific Time on May 2, 2017 through 8:59 p.m. Pacific Time on May 9, 2017 by dialing (888) 843-7419 and referencing passcode 44695881#. International callers, please dial (630) 652-3042 and reference passcode 44695881#. An online archive of the webcast will also be available on Events and Presentations under the Investors section of DineEquity’s website.

About DineEquity, Inc.

Based in Glendale, California, DineEquity, Inc. (NYSE: DIN), through its subsidiaries, franchises restaurants under the Applebee’s Neighborhood Grill & Bar brand and franchises and operates restaurants under the IHOP brand. With more than 3,700 restaurants combined in 18 countries and 3 U.S. territories and approximately 400 franchisees, DineEquity is one of the largest full-service restaurant companies in the world. For more information on DineEquity, visit the Company’s website located at www.dineequity.com.

Forward-Looking Statements

Statements contained in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements by words such as “may,” “will,” “should,” “could,” “expect,” “anticipate,” “believe,” “estimate,” “intend,” “plan” and other similar expressions. These statements involve known and unknown risks, uncertainties and other factors, which may cause actual results to be materially different from those expressed or implied in such statements. These factors include, but are not limited to: the effect of general economic conditions; the Company’s indebtedness; risk of future impairment charges; trading volatility and the price of the Company’s common stock; the Company’s results in any given period differing from guidance provided to the public; the highly competitive nature of the restaurant business; the Company’s business strategy failing to achieve anticipated results; risks associated with the restaurant industry; risks associated with locations of current and future restaurants; rising costs for food commodities and utilities; shortages or interruptions in the supply or delivery of food; ineffective marketing and guest relationship initiatives and use of social media; changing health or dietary preferences; our engagement in business in foreign markets; harm to our brands’ reputation; litigation; fourth-party claims with respect to intellectual property assets; environmental liability; liability relating to employees; failure to comply with applicable laws and regulations; failure to effectively implement restaurant development plans; our dependence upon our franchisees; concentration of Applebee’s franchised restaurants in a limited number of franchisees; credit risk from IHOP franchisees operating under our previous business model; termination or non-renewal of franchise agreements; franchisees breaching their franchise agreements; insolvency proceedings involving franchisees; changes in the number and quality of franchisees; inability of franchisees to fund capital expenditures; heavy dependence on information technology; the occurrence of cyber incidents or a deficiency in our cybersecurity; failure to execute on a business continuity plan; inability to attract and retain talented employees; risks associated with retail brand initiatives; failure of our internal controls; and other factors discussed from time to time in the Company’s Annual and Quarterly Reports on Forms 10-K and 10-Q and in the Company’s other filings with the Securities and Exchange Commission. The forward-looking statements contained in this release are made as of the date hereof and the Company assumes no obligation to update or supplement any forward-looking statements.

DineEquity, Inc.

Non-GAAP Financial Measures

This news release includes references to the Company’s non-GAAP financial measure “adjusted net income available to common stockholders (Adjusted EPS)” and “Adjusted free cash flow.” “Adjusted EPS” is computed for a given period by deducting from net income or loss available to common stockholders for such period the effect of any closure and impairment charges, any gain or loss related to debt extinguishment, any intangible asset amortization, any non-cash interest expense, any gain or loss related to the disposition of assets, and other items deemed not reflective of current operations. This is presented on an aggregate basis and a per share (diluted) basis. “Adjusted free cash flow” for a given period is defined as cash provided by operating activities, plus receipts from notes and equipment contracts receivable, less capital expenditures. Management uses adjusted free cash flow in its periodic assessments of, among other things, the amount of cash dividends per share of common stock and repurchases of common stock and we believe it is important for investors to have the same measure used by management for that purpose. Adjusted free cash flow does not represent residual cash flow available for discretionary purposes. Management may use certain of these non-GAAP financial measures along with the corresponding U.S. GAAP measures to evaluate the performance of the business and to make certain business decisions. Additionally, adjusted EPS is one of the metrics used in determining payouts under the Company’s annual cash incentive plan. Management believes that these non-GAAP financial measures provide additional meaningful information that should be considered when assessing the business and the Company’s performance compared to prior periods and the marketplace. Adjusted EPS and adjusted free cash flow are supplemental non-GAAP financial measures and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with U.S. GAAP.

DineEquity, Inc.

DineEquity, Inc. and Subsidiaries

Consolidated Statements of Income

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2017	2016
Revenues:
Franchise and restaurant revenues	$123,578	$129,786
Rental revenues	30,465	31,409
Financing revenues	2,131	2,329

Total revenues	156,174	163,524

Cost of revenues:
Franchise and restaurant expenses	41,007	40,869
Rental expenses	22,666	23,231

Total cost of revenues	63,673	64,100

Gross profit	92,501	99,424
General and administrative expenses	50,305	39,424
Interest expense	15,363	15,366
Amortization of intangible assets	2,500	2,480
Closure and impairment charges, net	217	435
(Gain) loss on disposition of assets	(109)	614

Income before income tax provision	24,225	41,105
Income tax provision	(9,862)	(15,562)

Net income	$14,363	$25,543

Net income available to common stockholders:
Net income	$14,363	$25,543
Less: Net income allocated to unvested participating restricted stock	(264)	(382)

Net income available to common stockholders	$14,099	$25,161

Net income available to common stockholders per share:
Basic	$0.80	$1.38

Diluted	$0.79	$1.37

Weighted average shares outstanding:
Basic	17,694	18,260

Diluted	17,737	18,373

Dividends declared per common share	$0.97	$0.92

Dividends paid per common share	$0.97	$0.92

DineEquity, Inc.

DineEquity, Inc. and Subsidiaries

Consolidated Balance Sheets

(In thousands, except share and per share amounts)

	March 31, 2017	December 31, 2016
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$129,249	$140,535
Receivables, net	96,029	141,389
Restricted cash	31,311	30,256
Prepaid gift card costs	37,331	47,115
Prepaid income taxes	—	2,483
Other current assets	5,102	4,370

Total current assets	299,022	366,148
Long-term receivables, net	136,423	141,152
Property and equipment, net	203,139	205,055
Goodwill	697,470	697,470
Other intangible assets, net	761,021	763,431
Deferred rent receivable	86,027	86,981
Non-current restricted cash	14,700	14,700
Other non-current assets, net	3,680	3,646

Total assets	$2,201,482	$2,278,583

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$39,296	$50,503
Gift card liability	119,702	170,812
Dividends payable	17,490	17,465
Accrued employee compensation and benefits	12,447	14,609
Current maturities of capital lease and financing obligations	14,015	13,144
Income taxes payable	3,527	—
Other accrued expenses	17,412	19,779

Total current liabilities	223,889	286,312
Long-term debt, net	1,283,518	1,282,691
Capital lease obligations, less current maturities	70,072	74,665
Financing obligations, less current maturities	39,460	39,499
Deferred income taxes, net	251,749	253,898
Deferred rent payable	68,499	69,572
Other non-current liabilities	18,969	19,174

Total liabilities	1,956,156	2,025,811

Commitments and contingencies
Stockholders’ equity:
Common stock, $0.01 par value, shares: 40,000,000 authorized; March 31, 2017 - 25,095,008 issued, 17,979,525 outstanding; December 31, 2016 - 25,134,223 issued, 17,969,636 outstanding	251	251
Additional paid-in-capital	291,478	292,809
Retained earnings	378,988	382,082
Accumulated other comprehensive loss	(107)	(107)
Treasury stock, at cost; shares: March 31, 2017 - 7,115,483; December 31, 2016 - 7,164,587	(425,284)	(422,263)

Total stockholders’ equity	245,326	252,772

Total liabilities and stockholders’ equity	$2,201,482	$2,278,583

DineEquity, Inc.

DineEquity, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2017	2016
Cash flows from operating activities:
Net income	$14,363	$25,543
Adjustments to reconcile net income to cash flows provided by operating activities:
Depreciation and amortization	7,706	8,074
Non-cash interest expense	827	791
Deferred income taxes	(3,266)	(4,700)
Non-cash stock-based compensation expense	6,165	3,192
Tax benefit from stock-based compensation	—	2,537
Excess tax benefit from stock-based compensation	—	(862)
Closure and impairment charges	209	435
(Gain) loss on disposition of assets	(109)	614
Other	(1,143)	1,048
Changes in operating assets and liabilities:
Accounts receivable, net	(849)	116
Current income tax receivables and payables	7,176	16,918
Gift card receivables and payables	(7,855)	(12,820)
Other current assets	(736)	(520)
Accounts payable	1,745	(5,069)
Accrued employee compensation and benefits	(2,162)	(10,945)
Other current liabilities	(2,528)	13,142

Cash flows provided by operating activities	19,543	37,494

Cash flows from investing activities:
Additions to property and equipment	(2,997)	(839)
Principal receipts from notes, equipment contracts and other long-term receivables	5,002	4,206
Other	(188)	(105)

Cash flows provided by investing activities	1,817	3,262

Cash flows from financing activities:
Dividends paid on common stock	(17,432)	(17,049)
Repurchase of common stock	(10,003)	(20,004)
Principal payments on capital lease and financing obligations	(3,608)	(3,385)
Tax payments for restricted stock upon vesting	(2,022)	(2,116)
Proceeds from stock options exercised	1,474	880
Excess tax benefit from stock-based compensation	—	862

Cash flows used in financing activities	(31,591)	(40,812)

Net change in cash and cash equivalents	(10,231)	(56)
Cash, cash equivalents and restricted cash at beginning of period	185,491	192,013

Cash, cash equivalents and restricted cash at end of period	$175,260	$191,957

DineEquity, Inc.

NON-GAAP FINANCIAL MEASURES

(In thousands, except per share amounts)

(Unaudited)

Reconciliation of net income available to common stockholders to net income available to common stockholders, as adjusted for the following items: Executive separation costs; Kansas City Support Center consolidation costs; amortization of intangible assets; non-cash interest expense; closure and impairment charges; gain or loss on disposition of assets; and the combined tax effect of the preceding adjustments, as well as related per share data:

	Three Months Ended March 31,
	2017	2016
Net income available to common stockholders, as reported	$14,099	$25,161
Executive separation costs	8,782	—
Kansas City Support Center consolidation costs	—	2,066
Amortization of intangible assets	2,500	2,480
Non-cash interest expense	827	791
Closure and impairment charges	217	435
(Gain) loss on disposition of assets	(109)	614
Income tax provision	(4,642)	(2,427)
Net income allocated to unvested participating restricted stock	(117)	(61)

Net income available to common stockholders, as adjusted	$21,557	$29,059

Diluted net income available to common stockholders per share:
Net income available to common stockholders, as reported	$0.79	$1.37
Executive separation costs	0.31	—
Kansas City Support Center consolidation costs	—	0.07
Amortization of intangible assets	0.09	0.08
Non-cash interest expense	0.03	0.03
Closure and impairment charges	0.01	0.01
(Gain) loss on disposition of assets	(0.00)	0.02
Net income allocated to unvested participating restricted stock	(0.00)	(0.00)
Rounding	(0.01)	—

Diluted net income available to common stockholders per share, as adjusted	$1.22	$1.58

Numerator for basic EPS-income available to common stockholders, as adjusted	$21,557	$29,059

Effect of unvested participating restricted stock using the two-class method	—	1

Numerator for diluted EPS-income available to common stockholders after assumed conversions, as adjusted	$21,557	$29,060

Denominator for basic EPS-weighted-average shares	17,694	18,260
Dilutive effect of stock options	43	113

Denominator for diluted EPS-weighted-average shares and assumed conversions	17,737	18,373

DineEquity, Inc.

DineEquity, Inc. and Subsidiaries

Non-GAAP Financial Measures

(Unaudited)

Reconciliation of the Company’s cash provided by operating activities to “adjusted free cash flow” (cash provided by operating activities, plus receipts from notes and equipment contracts receivable, less additions to property and equipment). Management uses this liquidity measure in its periodic assessments of, among other things, the amount of cash dividends per share of common stock and repurchases of common stock and we believe it is important for investors to have the same measure used by management for that purpose. Adjusted free cash flow does not represent residual cash flow available for discretionary purposes.

	Three Months Ended March 31,
	2017	2016
	(In millions)
Cash flows provided by operating activities	$19.5	$37.5
Receipts from notes and equipment contracts receivable	2.7	2.1
Additions to property and equipment	(3.0)	(0.8)

Adjusted free cash flow	19.2	38.8
Dividends paid on common stock	(17.4)	(17.0)
Repurchase of DineEquity common stock	(10.0)	(20.0)

	$(8.2)	$1.8

DineEquity, Inc.

Restaurant Data

The following table sets forth, for the three months ended March 31, 2017 and 2016, the number of “Effective Restaurants” in the Applebee’s and IHOP systems and information regarding the percentage change in sales at those restaurants compared to the same periods in the prior year and, as such, the percentage change in sales at Effective Restaurants is based on non-GAAP sales data. Sales at restaurants that are owned by franchisees and area licensees are not attributable to the Company. However, we believe that presentation of this information is useful in analyzing our revenues because franchisees and area licensees pay us royalties and advertising fees that are generally based on a percentage of their sales, and, where applicable, rental payments under leases that partially may be based on a percentage of their sales. Management also uses this information to make decisions about future plans for the development of additional restaurants as well as evaluation of current operations.

	Three Months Ended March 31,
	2017	2016
	(Unaudited)
Applebee’s Restaurant Data
Effective Restaurants(a)
Franchise	2,007	2,030
Company	—	—

Total	2,007	2,030

System-wide(b)
Sales percentage change(c)	(8.6)%	(4.0)%
Domestic same-restaurant sales percentage change(d)	(7.9)%	(3.7)%

Franchise(b)
Sales percentage change(c)	(8.6)%	(3.0)%
Domestic same-restaurant sales percentage change(d)	(7.9)%	(3.7)%
Average weekly domestic unit sales (in thousands)	$45.2	$48.7

	Three Months Ended March 31,
	2017	2016
	(Unaudited)
IHOP Restaurant Data
Effective Restaurants(a)
Franchise	1,552	1,507
Area license	166	165
Company	10	11

Total	1,728	1,683

System-wide(b)
Sales percentage change(c)	0.2%	2.2%
Domestic same-restaurant sales percentage change(d)	(1.7)%	1.5%

Franchise(b)
Sales percentage change(c)	0.7%	2.5%
Domestic same-restaurant sales percentage change(d)	(1.7)%	1.4%
Average weekly domestic unit sales (in thousands)	$36.9	$37.7

Area License(b)
Sales percentage change(c)	(3.7)%	0.4%

DineEquity, Inc.

(a)	“Effective Restaurants” are the weighted average number of restaurants open in a given fiscal period, adjusted to account for restaurants open for only a portion of the period. Information is presented for all Effective Restaurants in the Applebee’s and IHOP systems, which includes restaurants owned by franchisees and area licensees as well as those owned by the Company.
(b)	“System-wide” sales are retail sales at Applebee’s restaurants operated by franchisees and IHOP restaurants operated by franchisees and area licensees, as reported to the Company, in addition to retail sales at company-operated restaurants. Sales at restaurants that are owned by franchisees and area licensees are not attributable to the Company. An increase in franchisees’ reported sales will result in a corresponding increase in our royalty revenue, while a decrease in franchisees’ reported sales will result in a corresponding decrease in our royalty revenue. Unaudited reported sales for Applebee’s domestic franchise restaurants, IHOP franchise restaurants and IHOP area license restaurants for the three months ended March 31, 2017 and 2016 were as follows:

	Three Months Ended March 31,
	2017	2016
	(In millions)
Reported sales (unaudited)
Applebee’s domestic franchise restaurant sales	$1,086.2	$1,189.0
IHOP franchise restaurant sales	744.2	$738.9
IHOP area license restaurant sales	72.5	$75.3

Total	$1,902.9	$2,003.2

(c)	“Sales percentage change” reflects, for each category of restaurants, the percentage change in sales in any given fiscal period compared to the prior fiscal period for all restaurants in that category.
(d)	“Domestic same-restaurant sales percentage change” reflects the percentage change in sales, in any given fiscal period, compared to the same weeks in the prior year for domestic restaurants that have been operated throughout both fiscal periods that are being compared and have been open for at least 18 months. Because of new unit openings and restaurant closures, the domestic restaurants open throughout both fiscal periods being compared may be different from period to period. Same-restaurant sales percentage change does not include data on IHOP area license restaurants located in Florida.

DineEquity, Inc.

DineEquity, Inc. and Subsidiaries

Restaurant Data

(unaudited)

The following table summarizes our restaurant development activity:

	Three Months Ended March 31,
	2017	2016
Applebee’s Restaurant Development Activity
Summary - beginning of period:
Franchise	2,016	2,033
Company restaurants	—	—

Total Applebee’s restaurants, beginning of period	2,016	2,033

Franchise restaurants opened:
Domestic	1	5
International	—	1

Total franchise restaurants opened	1	6

Franchise restaurants closed:
Domestic	(19)	(6)
International	—	(4)

Total franchise restaurants closed	(19)	(10)

Net franchise restaurant development (reduction)	(18)	(4)

Summary - end of period:
Franchise	1,998	2,029
Company restaurants	—	—

Total Applebee’s restaurants, end of period	1,998	2,029

IHOP Restaurant Development Activity
Summary - beginning of period:
Franchise	1,556	1,507
Area license	167	165
Company	10	11

Total IHOP restaurants, beginning of period	1,733	1,683

Franchise/area license restaurants opened:
Domestic franchise	11	6
Domestic area license	—	—
International franchise	4	1

Total franchise/area license restaurants opened	15	7

Franchise/area license restaurants closed:
Domestic franchise	(7)	(3)
Domestic area license	—	(1)
International franchise	—	(2)

Total franchise/area license restaurants closed	(7)	(6)

Net franchise/area license restaurant development	8	1

Summary - end of period
Franchise	1,564	1,509
Area license	167	164
Company	10	11

Total IHOP restaurants, end of period	1,741	1,684